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                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:
INVESTOR RELATIONS:                                    MEDIA RELATIONS:
John Pitt                                              Silvia Davi
212 310 7481                                           212 310 7792
john.pitt@instinet.com                                 silvia.davi@instinet.com


                 INSTINET ANNOUNCES EXECUTIVE MANAGEMENT CHANGE

NEW YORK - FEBRUARY 10, 2003 - Instinet Group Incorporated (Nasdaq: INET) announced today that Mark Nienstedt has resigned from his position as President of the Corporation, effective immediately. Mr. Nienstedt will continue to serve as an officer within the Corporation, be a member of the Board of the Corporation and provide advisory services to the CEO and senior management as appropriate. The position of President will remain unfilled at the present time.

ABOUT INSTINET:
---------------

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including Nasdaq, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. Unlike most traditional broker-dealers, we act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.


                                      # # #

THIS PRESS RELEASE IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS AN OFFER OR SOLICITATION WITH RESPECT TO THE PURCHASE OR SALE OF ANY SECURITY.

(C) 2003 Instinet Corporation and its affiliated companies. All rights reserved. Member NASD/SIPC. INSTINET is a service mark in the United States and in other countries throughout the world. Instinet Corporation is a subsidiary of Instinet Group Incorporated. Approved for distribution in the UK by Instinet Europe Limited which is regulated by the FSA and is a member of the LSE.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Quarterly Report on Form 10-Q for the period ended September 30, 2002, and other documents filed with the SEC and available on the Company's website. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.